   As filed with the Securities and Exchange Commission on September 27, 2000
                                                    Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             Repap Enterprises Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0178526
                      (I.R.S. Employer Identification No.)

           300 Atlantic Street, Suite 200, Stamford, Connecticut 06901
               (Address of Principal Executive Offices) (Zip Code)

        1987 Directors, Officers and Employees Amended Stock Option Plan
                            (Full Title of the Plan)

                                Terry W. McBride
                  Vice-President, General Counsel and Secretary
                             Repap Enterprises Inc.
           300 Atlantic Street, Suite 200, Stamford, Connecticut 06901
                     (Name and Address of Agent For Service)

                                 (203) 964-6160
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                            Andrew D. Soussloff, Esq.
                               Sullivan & Cromwell
                   125 Broad Street, New York, New York 10004
                                 (212) 558-4000
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares	60,895,000 Shares	US$0.13	US$7,916,350	US$2,089.92

(1)	Calculated (solely for purposes of determining the registration fee) based on the option exercise price of US$0.13 for each of 60,895,000 of the Repap Enterprises Inc. Common Shares ("Common Shares"), pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         As permitted by Rule 428 under the  Securities Act and the Note to Part
I of Form S-8, this  Registration  Statement omits the information  specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the  participants of the plan covered by this  Registration
Statement,  as required by Rule 428(b).  Such documents are not being filed with the  Securities  and  Exchange  Commission  (the  "Commission")  as part of this
Registration  Statement or as prospectuses or prospectus supplements pursuant to
Rule 424 of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         As permitted by Rule 428 under the  Securities Act and the Note to Part
I of Form S-8, this  Registration  Statement omits the information  specified in
Part I to be contained in the Section 10(a) prospectus.

                                      I-1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  by  Repap   Enterprises   Inc.  (the
"Corporation")  below are hereby  incorporated by reference in this Registration
Statement:

          (a) The  Corporation's  Annual  Report on Form 10-K for the year ended
     December 31, 1999 filed with the Commission on March 29, 2000,  pursuant to the  Securities  Exchange  Act of  1934  (the  "Exchange  Act")  (File  No.
     000-16289).

          (b) The  Corporation's  Quarterly  Report on Form 10-Q for the 3 month period  ended March 31,  2000 filed with the  Commission  on May 10,  2000, pursuant to the Exchange Act (File No. 000-16289).

          (c) The  Corporation's  Quarterly  Report on Form 10-Q for the 3 month period  ended June 30,  2000 filed with the  Commission  on August 4, 2000, pursuant to the Exchange Act (File No. 000-16289).

          (d) The  Corporation's  Current  Report  of Form  8-K  filed  with the
     Commission  on August 30,  2000,  pursuant  to the  Exchange  Act (File No.
     000-16289).

          (e) The description of the Corporation's  Common Shares,  contained in the  Corporation's  Registration  Statement  on Form  20-F  filed  with the
     Commission on November 29, 1988,  pursuant to the Exchange  Act,  including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Corporation pursuant to Section
13(a),  13(c),  14 and  15(d)  of the  Exchange  Act  prior to the  filing  of a post-effective  amendment which indicates that all securities  offered have been sold or which deregisters all securities then remaining unsold,  shall be deemed to be  incorporated  herein by reference  and to be part hereof from the date of filing of such documents.

         Any  statement  contained  in a document  incorporated  or deemed to be incorporated  by reference  herein shall be deemed to be modified or  superseded for  purposes  of this  Registration  Statement  to the extent  that a statement contained  herein,  or in any  subsequently  filed  document which also is or is deemed to be  incorporated  by reference  herein,  modifies or  supersedes  such statement.  Any statement so modified or superseded shall not be deemed,  except as so  modified  or  superseded,  to  constitute  a part  of  this  Registration
Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Shares which are registered hereby and which have been and may be issued  by the  Corporation  pursuant  to the  exercise  of options  granted under its 1987  Directors,  Officers and

                                      II-1

Employees Stock Option Plan (the "Plan") will be passed on by Stikeman  Elliott.
At the  date  of this  Registration  Statement,  partners  of  Stikeman  Elliott beneficially  own  less  than  1%  of  the  outstanding  Common  Shares  of  the
Corporation.

Item 6.  Indemnification of Officers and Directors.

         Under  the  Canada  Business  Corporations  Act,  the  Corporation  may
indemnify a present or former  director or officer or a person who acts or acted at the Corporation's  request as a director or officer of another corporation of which the  Corporation  is or was a  shareholder  or creditor  and his heirs and legal  representatives  against all costs,  charges and  expenses,  including an amount  paid to settle an action or satisfy a judgment,  reasonably  incurred by him in respect of any civil,  criminal or administrative action or proceeding to which he is made a party by reason of being or having  been such a  director  or officer if the director or officer acted  honestly and in good faith with a view to the best  interests  of the  Corporation  and,  in the case of a criminal  or administrative  action or proceeding that is enforced by a monetary penalty, had
reasonable   grounds  for   believing   that  his   conduct  was  lawful.   Such
indemnification  may be made in connection with an action by or on behalf of the
Corporation or such other  corporation  only with court approval.  A director or officer is entitled to indemnification from the Corporation as a matter of right in respect of all costs,  charges  and  expenses  reasonably  incurred by him in connection with the defense of any civil, criminal or administrative  proceeding to which he is a party by reason of being or having  been a director  or officer of such a  corporation  if he was  substantially  successful  on the  merits and fulfilled the conditions set forth above.

         The By-laws of the Corporation provide that, subject to the limitations contained  in the  Canada  Business  Corporations  Act,  the  Corporation  shall indemnify a director or officer,  a former director or officer,  or a person who acts or acted at the  Corporation's  request as a director  or officer of a body corporate of which the Corporation is or was a shareholder or creditor,  and his heirs and legal  representatives,  against  all  costs,  charges  and  expenses, including  an amount  paid to settle an action or satisfy a judgment  reasonably incurred by him in respect of any civil,  criminal or  administrative  action or proceeding  to which  he is made a party by  reason  of being or  having  been a director or officer of the Corporation or such body  corporate,  if (a) he acted honestly and in good faith with a view to the best interests of the Corporation;
and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary  penalty,  he had  reasonable  grounds for  believing his conduct was lawful.  The  Corporation  shall also  indemnify such person in such other circumstances as the Canada Business Corporations Act permits or requires.

         The By-laws of the  Corporation  also provide that the  Corporation may purchase and maintain  insurance for the benefit of any person referred to above against such  liabilities and in such amounts as the board may from time to time determine and are permitted by the Canada Business Corporations Act.

         Insofar as indemnification for liabilities arising under the Securities
Act  may  be  permitted  to  directors,  officers  or  persons  controlling  the
Corporation pursuant to the foregoing provisions,  or otherwise, the Corporation has been advised that in the opinion of the Commission such  indemnification  is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification  against such liabilities (other than the  payment by the  Corporation  of  expenses  incurred  or paid by a director, officer or controlling  person of the  Corporation in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such  director,  officer or controlling  person in connection  with the  securities  being  registered,  the
Corporation  will,  unless in the  opinion  of its  counsel  the matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question  whether such  indemnification  by it is against  public  policy as expressed  in the Act and will be  governed  by the final  adjudication  of such issue.

                                      II-2

Item 7.  Exemption from Registration Claim.

         Not applicable.

Item 8.  Exhibits.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

Exhibit No.         Description

      4.1           1987 Directors,  Officers and Employees Amended Stock Option
                    Plan.

      4.2           Restated  Certificate of  Incorporation  of the  Corporation
                    dated as of  November  27, 1986 and  Articles  of  Amendment dated  as of May 12,  1987  (incorporated  by  reference  to
                    Exhibit 1(a) to the Corporation's Annual Report on Form 20-F
                    for the year ended December 31, 1987); Articles of Amendment dated as June 30, 1987 (incorporated be reference to Exhibit
                    3.1 to the Corporation's  Annual Report on Form 10-K for the
                    year ended December 31, 1989);  Articles of Amendment  dated as of May 15, 1990 (incorporated by reference to Exhibit 3.1 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1990);  Articles of Amendment dated as of
                    July 8, 1994  (incorporated  by  reference to Exhibit 1.1 to the  Corporation's  Annual  Report on Form 20-F for the year ended  December 31, 1994);  and Articles of Amendment  dated
                    June 17, 1998 and June 5, 1998 (incorporated by reference to
                    Exhibit  3.1.1 to the  Corporation's  Annual  Report on Form
                    10-K for the year ended December 31, 1998).

      4.3           General By-Law of the Corporation (incorporated by reference to Exhibit 1(b) to the  Corporation's  Annual Report on Form
                    20-F for the year ended  December  31,  1987) and By-law No.
                    1987-1 dated as of May 11, 1988  (incorporated  by reference to Exhibit 3.2 to the  Corporation's  Annual  Report on Form
                    10-K for the year ended December 31, 1988).

      4.4           Acquisition  Agreement dated as of August 28, 2000,  between the Corporation and UPM Kymmene  Corporation  (including all schedules  attached  thereto)  (incorporated by reference to
                    Exhibit 10.1 to the Corporation's Current Report on Form 8-K
                    filed with the Commission on August 30, 2000).

      4.5           Amending  Agreement dated as September 12, 2000, between the
                    Corporation and  UPM-Kymmene  Corporation  (incorporated  by reference  to  Exhibit  10.1 to the  Corporation's  Schedule
                    13D/A filed with the Commission on September 14, 2000).

      5.1           Opinion of Stikeman Elliott as to the validity of the Common
                    Shares registered hereby.

      23.1          Consent  of  Stikeman  Elliott  (contained  in  Exhibit  5.1 attached hereto).

      23.2          Consent of Ernst & Young LLP.

                                      II-3

      24.1          Powers of Attorney (included in the signature pages).

Item 9.  Undertakings.

         (a) The Corporation hereby undertakes:

          (1) To file,  during  any  period  in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any  material  information  with  respect to the plan of  distribution  not previously  disclosed in this  Registration
          Statement  or  any  material  change  to  such   information  in  this
          Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information  required to be included in a  post-effective  amendment by those  paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Exchange  Act that are  incorporated by reference in this Registration Statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act, each such post-effective  amendment shall be deemed to be a new registration  statement relating to the securities offered therein, and the  offering  of such  securities  at that time  shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

         (b) The undersigned Corporation hereby undertakes that, for purposes of determining  any  liability  under  the  Securities  Act,  each  filing  of  the
Corporation's  annual  report  pursuant to Section 13(a) or Section 15(d) of the
Exchange Act that is  incorporated  by reference in the  Registration  Statement shall be deemed to be a new  registration  statement  relating to the securities offered  therein,  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar  as  indemnification  for  liabilities  arising  under the
Securities Act may be permitted to directors,  officers and controlling  persons of the Corporation  pursuant to the indemnification  provisions  described under
Item 6, or otherwise,  the  Corporation  has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in the Securities Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities (other than the  payment by the  Corporation  of  expenses  incurred  or paid by a director, officer or controlling  person of the  Corporation in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such  director,  officer or controlling  person in connection  with the  securities  being  registered,  the
Corporation  will,  unless in the  opinion  of its  counsel  the matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question  whether such

                                      II-4

     indemnification  by it  is  against  public  policy  as  expressed  in  the
     Securities  Act and will be  governed  by the  final  adjudication  of such issue.

                                      II-5

                                   SIGNATURES

         Pursuant to the  requirements  of the  Securities  Act, the  Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the city of Stamford,  Connecticut on this 27th day of September,
2000.

                                            REPAP ENTERPRISES INC.

                                            By:  /s/ Stephen C. Larson
                                               ---------------------------------
                                               Stephen C. Larson
                                               Chief Executive Officer

         Pursuant to the  requirements of the Securities Act, this  Registration
Statement has been signed below by the following  persons in the  capacities and on the dates  indicated and each of the  undersigned  persons,  in any capacity,
hereby   appoints   Stephen  C.  Larson  and  Terry  W.  McBride   severally  as
attorneys-in-fact  of the  undersigned,  with  full  power of  substitution  and resubstitution,  to sign this Registration  Statement and any and all amendments
(including post-effective amendments and any registration statements pursuant to
Rule 462(b) under the Securities Act) and  supplements and exhibits  thereto and to file  the  same,  and  other  documents  in  connection  therewith,  with the
Securities  and  Exchange  Commission,  and  authorizes  each  of them to do and perform each and every act necessary to be done in connection therewith.

        Signature                        Title                      Date

/s/ Harold (Hap) S. Stephen   Chairman of the Board;          September 27, 2000
---------------------------   Director (Principal Executive
  Harold (Hap) S. Stephen     Officer)

  /s/ Stephen C. Larson       President and Chief Executive   September 27, 2000
---------------------------   Officer; Director (Principal
     Stephen C. Larson        Executive Officer)

  /s/ Michelle A. Cormier     Vice-President and Chief        September 27, 2000
---------------------------   Financial Officer (Principal
    Michelle A. Cormier       Financial and Accounting
                              Officer)

        Signature                        Title                      Date

  /s/ Myron M. Sheinfeld              Director                September 27, 2000
---------------------------
    Myron M. Sheinfeld

    /s/ Glen D. Roane                 Director                September 27, 2000
---------------------------
      Glen D. Roane

    /s/ R. Bruce Eddy                 Director                September 27, 2000
---------------------------
      R. Bruce Eddy

                                      II-7

         Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned  has signed this  Registration  Statement of Form S-8, solely in the capacity of the duly authorized  representative  of the Registrant in the United
States,  in the city of Stamford,  Connecticut,  on this 27th day of  September,
2000.

                                            By:   /s/  Terry W. McBride
                                               -----------------------------
                                               Terry W. McBride
                                               Vice-President, General Counsel